Exhibit 99

For Immediate Release	For More Information Contact:
Jim Graham, (910) 641-0044

The U. S. Banker magazine Lists Waccamaw Bankshares One of Americas Top 200 Community Banks

Whiteville, N. C., July 2 /-Waccamaw Bankshares (NASDAQ: WBNK – News :) was listed by U. S. Banker magazine as one of America’s top 200 publicly traded Community Banks ranked using a three year average return on shareholders equity.

Listed at number 144 out of the top 200 banks, this was the first such listing for the seven year old company. The Whiteville based Community Banking Company’s average three year return on shareholders equity was 10.9%. The three year median earnings per share growth were also reported by the magazine at 44.7% and year over year earnings per share growth rate of 25.6%.

Waccamaw Bank is the primary operating subsidiary of Waccamaw Bankshares and currently operates offices in Whiteville, Chadbourn, Tabor City, Shallotte, and Holden Beach. Additionally, the bank will be opening its first office in Wilmington, N.C. located at 29 South Kerr Ave. early this month.